Exhibit 99.15

[LETTER TO ACCOMPANY NOTICE OF EXERCISE AND

CASH ELECTION FORM FOR OPTION HOLDERS]

Dear Metrocall Holdings, Inc. Option Holder:

      We are sending you the enclosed Notice of Exercise and Cash Election Form for Option Holders because on March 29, 2004, Metrocall Holdings, Inc. (“Metrocall”) agreed to merge with Arch Wireless, Inc. (“Arch”) to form a new holding company named USA Mobility, Inc. (“USA Mobility”), as more fully described in the joint proxy statement/prospectus.

      You should carefully read the accompanying proxy statement/prospectus. If Metrocall and Arch complete the merger, you may convert your Metrocall stock options (the “Stock Options”) into shares of Metrocall common stock which will be exchanged for 1.876 shares of USA Mobility common stock, $0.0001 par value per share. You may elect to receive $75.00 in cash per share, without interest, rather than USA Mobility common stock for some or all of the Metrocall shares you may receive upon conversion of your Stock Options by completing, signing, and returning the enclosed election form in accordance with the instructions below. You may elect to receive cash for some or all of the Metrocall shares you may receive upon conversion of your Stock Options as you indicate in Box A of the attached election form. However, you may not receive both cash and USA Mobility common stock for the same shares of Metrocall common stock. If you elect to receive cash for some or all of the Metrocall shares you may receive upon conversion of your Stock Options, it is possible that you may not receive cash for all of the shares you so elected, and even if you do not elect to receive cash with respect to any of such shares, it is possible that you may receive cash for some of the Metrocall shares. Your vested options to purchase Metrocall common stock (including options that will vest upon the effectiveness of the merger) allow you to participate in this cash election with respect to the underlying shares of Metrocall common stock by irrevocably electing to exercise your Stock Options, subject only to the merger being completed, pursuant to Attachment A hereto. For further information, see “The Merger Agreement— Metrocall Stockholders Cash Election” in the joint proxy statement/ prospectus.

      If for any reason the merger is not completed, this election form will be void and of no effect. The deadline for receipt of your notice of exercise and cash election form and other required documents is 5:00 p.m., New York City time on November 5, 2004, which is the day immediately preceding the date of the special meeting of the Metrocall stockholders called to adopt the merger agreement and the merger, unless a later deadline is publicly announced by Metrocall and USA Mobility. If you do not wish to elect to receive cash for any of the shares of Metrocall common stock you may receive upon conversion of your Stock Options, you should not return the notice of exercise and cash election form; you will receive options for 1.876 shares of USA Mobility Common Stock for each share of Metrocall Common Stock you would have received upon exercise of your Stock Options at an exercise price per share equal to the per share exercise price of your Stock Options divided by 1.876.

METROCALL OPTION HOLDERS WHO WISH TO RECEIVE CASH FOR ANY OR ALL OF THE SHARES OF METROCALL COMMON STOCK WHICH THEY MAY RECEIVE UPON CONVERSION OF STOCK OPTIONS MUST COMPLETE THIS NOTICE OF EXERCISE AND CASH ELECTION FORM AND RETURN IT AS DIRECTED BELOW BY 5:00 P.M. NEW YORK CITY TIME ON NOVEMBER 5, 2004, UNLESS A LATER DEADLINE IS PUBLICLY ANNOUNCED BY METROCALL AND USA MOBILITY. IF YOU DO NOT WISH TO ELECT TO RECEIVE CASH FOR ANY OF THE SHARES YOU MAY RECEIVE UPON CONVERSION OF STOCK OPTIONS YOU SHOULD NOT RETURN THIS NOTICE OF EXERCISE AND CASH ELECTION FORM.

NOTICE OF EXERCISE AND CASH ELECTION FORM FOR OPTION HOLDERS

Metrocall Holdings, Inc.:

      In connection with the merger of Metrocall Holdings, Inc. (“Metrocall”) and Arch Wireless, Inc. (“Arch”), to be effected, among other things, by the merger of Wizards Acquiring Sub, Inc. with and into Metrocall, the undersigned holder of options to acquire Metrocall common stock hereby instructs Metrocall that the stock which the undersigned will be entitled to receive upon conversion of Stock Options representing the undersigned’s shares of Metrocall common stock elected in Box A should be delivered to the account of EquiServe Trust Company, N.A., the exchange agent designated pursuant to the Agreement and Plan of Merger dated as of March 29, 2004, as amended on October 5, 2004 (the “Merger Agreement”), by and among USA Mobility, Inc., a Delaware corporation and wholly-owned subsidiary of Metrocall (“USA Mobility”), Wizards Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Mobility, Metrocall, a Delaware corporation, Patriots Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Mobility, and Arch, a Delaware corporation. The undersigned further instructs the Company to deliver, or cause to be delivered, to the undersigned, cash in exchange for that number of the undersigned’s shares of Metrocall common stock which may be received upon conversion of Stock Options, pursuant to the undersigned’s election as set forth in Box A of this notice of exercise and cash election form in accordance with the requirements and subject to the limitations of the Merger Agreement, as described in the accompanying joint proxy statement/prospectus.

      The undersigned acknowledges and understands that even if he or she elects to receive cash, it is possible that the undersigned may not receive cash for all of the shares he or she elects, and even if he or she does not elect to receive cash with respect to some of his or her shares, it is possible that the undersigned may receive cash for some of such shares. The undersigned acknowledges and understands that Metrocall stockholders as a group will receive a total of $150 million of cash for two million shares of Metrocall common stock in the merger irrespective of the elections made by individual Metrocall stockholders. The amount of cash the undersigned actually receives may differ from what he or she elects to receive depending on the total number of shares for which Metrocall stockholders as a group elect to receive cash. If Metrocall stockholders as a group elect to receive cash in lieu of USA Mobility common stock for more than two million of their shares, then each Metrocall stockholder’s number of shares exchanged for cash will be proportionately reduced so that exactly two million shares are exchanged for cash. If Metrocall stockholders as a group elect to receive cash in lieu of USA Mobility common stock for less than two million of their shares, then all Metrocall stockholders electing to receive cash with respect to some or all of their shares will receive cash for those shares and each Metrocall stockholder’s other shares will be exchanged for cash on a proportionate basis so that exactly two million shares are exchanged for cash. For further information, see “The Merger Agreement— Metrocall Stockholders Cash Election” in the joint proxy statement/prospectus.

      The undersigned’s vested options to purchase Metrocall common stock (including options that will vest upon the effectiveness of the merger) will allow the undersigned to participate in this cash election with respect to his or her underlying shares of Metrocall common stock by irrevocably electing to exercise his or her options pursuant to Attachment A hereto. The undersigned acknowledges and understands that if he or she irrevocably elects to exercise his or her options pursuant to Attachment A hereto, subject to completion of the merger, the shares of Metrocall common stock issued as a result of such exercise shall be held by the

Company for the benefit of the undersigned to be converted into cash or common stock of USA Mobility as described herein and in the joint proxy statement/ prospectus.

      If the undersigned does not receive cash for all of the shares of Metrocall common stock for which the undersigned makes an election in Box A the undersigned acknowledges that he or she will be issued shares of USA Mobility common stock for such shares in accordance with the Merger Agreement, as described in the joint proxy statement/prospectus. The undersigned represents and warrants that the undersigned has full power and authority to surrender the Metrocall common stock surrendered herewith, free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the exchange agent or USA Mobility to be appropriate or necessary to complete the sale, assignment or transfer of the shares of Metrocall common stock. All authority conferred or agreed to be conferred in this notice of exercise and cash election form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death and incapacity of the undersigned.

      The undersigned understands that neither surrender nor an election is made in acceptable form until receipt by Metrocall of this notice of exercise and cash election form, or a facsimile hereof, duly completed and manually signed, together with all accompanying evidences of authority. The undersigned agrees that all questions as to validity, form and eligibility of any surrender of Stock Options pursuant this notice of exercise and form of election will be determined by Metrocall and that such determination will be final and binding.

This notice of exercise and cash election form must be sent to Metrocall as administrator of the Metrocall stock option plan, at the address or fax number indicated below:

Metrocall Holdings, Inc.

Attn: Shirley White
6677 Richmond Highway
Alexandria, Virginia 22306
Fax number: 703-660-8590
Telephone number: 703-718-6604

      THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED AND READ THE JOINT PROXY STATEMENT/PROSPECTUS RELATED TO THE MERGER.

Description of Stock Surrendered upon Exercise of Options and Cash Election

Column 1

Name(s) and Address(es) of Registered Holder(s)
(Please Fill in, if Blank)
Share Certificate(s) and Share(s) Tendered
(Please Attach Additional Signed List, if Necessary)

		Column 2	Column 3	Column 4
BOX A		Metrocall Certificate Number (s) (to be filled in by Metrocall	Number of Metrocall Common Shares to be Represented by Metrocall Certificate(s) upon Exercise of Options	Number of Metrocall Common Shares to be Exchanged for $75.00 Cash (cannot exceed the number of shares listed in Column 3)

	(Attach additional schedule if necessary)	Total No. of Metrocall Common Shares

Note: The undersigned is able to participate in this cash election with respect to shares of Metrocall common stock he or she will receive upon exercise of such options pending the completion of the merger pursuant to Attachment A hereto. If the undersigned exercises such options pursuant to Attachment A hereto, the shares of Metrocall common stock to be issued by Metrocall as a result of such exercise will be held in escrow by Metrocall pending the consummation of the merger and the exchange of such shares for cash or common stock of USA Mobility as more fully described in the joint proxy statement/prospectus. In Column 4 the undersigned cannot request to exchange for cash more than the number of shares of Metrocall common stock underlying options which he or she has chosen to exercise pursuant to Attachment A hereto. The costs of exercising options pursuant to Attachment A will be deducted from the cash the undersigned may receive from the cash election and any difference shall be owed to Metrocall.

Note: Cash elections are subject to proration as more fully described in the proxy statement/prospectus. This means that there can be no assurance that the undersigned will receive 100% of the merger consideration in the form of cash for all shares of Metrocall common stock for which he or she properly delivers a cash election form.

Special Issuance Instructions

(Signature Guaranty Required. See General Instruction 4)

      TO BE COMPLETED ONLY if the USA Mobility common stock or a check for any cash to be paid are to be issued in a name other than the name(s) appearing in Box A above.

      Issue

•	Common stock to:

•	Check to:

	Name:	(Please print or type)
BOX B
	Address:	(street and number)

(city, state and zip code)

Tax Identification Number

(Also complete Substitute Form W-9)

Special Mailing Instructions

(Signature Guaranty Required. See General Instruction 6)

      TO BE COMPLETED ONLY if the check for any cash to be paid is to be delivered to an address other than that appearing in Box A above or, if Box B is filled in, to an address other than that appearing therein.

      Mail

•	Check to:

BOX C
	Name:	(Please print or type)
	Address:	(street and number)

(city, state and zip code)

IMPORTANT TAX INFORMATION

      If you are a director or officer of Metrocall holding stock options which will vest immediately prior to the consummation of the merger and you are electing to receive cash for any stock that you would receive upon the exercise of your options, please provide your name and social security or other taxpayer identification number on the substitute form W-9 below and certify therein that you are not subject to backup withholding. Failure to do so may subject you to 28% federal backup withholding.

Substitute Form W-9
Department of the Treasury Internal Revenue Service

Please provide your name and correct TIN in the spaces at the right and certify by signing and dating below	Name (please print) Street Address	Social security number or
	City, State and Zip Code	Employer identification number

BOX D

CERTIFICATION — Under the penalties of perjury, I certify that:

1)	The number shown on this form is my correct TIN;

2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3)	I am a U.S. person (including a U.S. resident alien)

Certification Instructions: You must cross out Item 2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

General Instructions

1.	Holders of Vested Options Execution and Delivery of Notice of Exercise and Cash Election Form

      If you are a holder of vested options (including options that will vest upon the effectiveness of the merger) for Metrocall common stock you will be able to participate in this cash election with respect to shares of Metrocall common stock you will receive upon exercise of such options pending the completion of the merger, pursuant to Attachment A hereto. If you exercise such options pursuant to Attachment A hereto, the shares of Metrocall common stock to be issued by Metrocall as a result of such exercise will be held in escrow by Metrocall pending the consummation of the merger and the exchange of such shares for cash or common stock of USA Mobility as more fully described in the joint proxy statement/prospectus. In Column 4 of the “Description of Options Surrendered upon Exercise and Cash Election” you cannot request to exchange for cash more than the number of shares of Metrocall stock underlying options which you have chosen to exercise pursuant to Attachment A hereto. The costs of exercising options pursuant to Attachment A will be deducted from the cash you may receive from the cash election and any difference shall be owed to Metrocall.

      If you want to elect to receive cash for all or a portion of the Metrocall common stock shares you may receive upon conversion of your Stock Options, this notice of exercise and cash election form must be completed, dated, signed and mailed or faxed to Metrocall at the address listed on the front page hereof. If you do not receive cash for all of the shares of Metrocall common stock for which you make an election in Box A, you will be issued shares of USA Mobility common stock for such shares in accordance with the Merger Agreement, as described in the joint proxy statement/prospectus. The deadline for receipt of your notice of exercise and cash election form and other required documents is 5:00 p.m., New York City time on November 5, 2004, unless a later deadline is publicly announced by USA Mobility.

2.	Signatures

      This notice of exercise and cash election form must be signed by the officer or director holding the Stock Options.

3.	Issuance of USA Mobility Common Stock or Payment of Cash in Same Name

      The USA Mobility common stock or a check for any cash to be paid are to be issued in the exact name(s) of the registered holder(s) of the surrendered Metrocall stock you may receive upon conversion of your Stock Options and the check(s) are to be delivered to address(es) appearing in Box A or B above.

4.	Supporting Evidence of Authority

      In case this notice of exercise and cash election form is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with this notice of exercise and cash election form documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in form satisfactory to Metrocall.

5.	Special Instructions for Delivery by Metrocall

      The check for any cash to be paid will be mailed to the address(es) of the registered holder(s) of the surrendered Metrocall certificate(s), as indicated in Box A, unless instructions to the contrary are given in Box C. If a check for any cash to be paid is to be delivered to the registered holder(s) of the Metrocall certificate(s) at an address other than as indicated in Box A, Box C must be completed.

6.	Correction of or Change in Name

      For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (i) for a change in name by marriage, etc., this notice of exercise and cash election form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (ii) for a correction in name, this notice of exercise and cash election form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”.

7.	Substitute Form W-9

      Under Federal income tax law, any director or officer of Metrocall holding stock options which will vest immediately prior to the consummation of the merger and who submits this notice of exercise and cash election form must provide to Metrocall his or her correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on The Substitute Form W-9 provided herein. If such TIN is not provided, a penalty of $50.00 may be imposed by the “IRS” and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this notice of exercise and cash election form. The TIN for an individual is his or her social security number. Exempt persons (including, among others, all corporations) are not subject to backup withholding and reporting requirements. Alternatively, a foreign individual should submit a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the exchange agent. The signature and date endorsed on Substitute Form W-9 will serve to certify that the TIN and withholding information provided in this notice of exercise and cash election form are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 included with this notice of exercise and cash election form for additional instructions.

8.	Improper Surrender

      The exchange agent, Metrocall and USA Mobility reserve the right to reject any surrender of Metrocall certificate(s) that are defective or irregular in any respect and may request from persons making such surrenders such additional documents as the exchange agent, Metrocall or USA Mobility deems appropriate to cure any such defect or irregularity. However, the exchange agent, Metrocall and USA Mobility also reserve full discretion to waive any defect or irregularity in any such surrender. No surrender will be deemed to have been effected until all such defects or irregularities, which have not been waived, have been cured.

9.	Miscellaneous

      The terms and conditions of the merger agreement are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this notice of exercise and cash election form.

10.	Inquiries

      All inquiries with respect to the surrender of Metrocall Stock Options, as well as requests for additional copies of this notice of exercise and cash election form, should be made to Metrocall Holdings, Inc., Attention: Shirley White, 6677 Richmond Highway, Alexandria, VA, 22306, Telephone number: 703-718-6603, Fax number: 703-660-8590.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

      Guidelines for Determining the Proper Identification Number to Give the Payer.— Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship account or single-owner LLC	The owner(3)

For this type of account:		Give the EIN of:

6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate or pension trust	Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religions, charitable, education, or other tax-exempt organization	The organization
10.	Partnership or multi- member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF

TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

      If you don’t have a taxpayer identification number (“TIN”), obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-829-3676 or by accessing the internet website of the Internal Revenue Service (“IRS”) at www.irs.gov. Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any agency or instrumentality thereof.

      Payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A future commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

      EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TIN, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. NON-U.S. PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE A W-8BEN AND RETURN IT TO THE PAYER.

      Privacy Act Notice.— Section 6109 requires you to provide your correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold at a rate equal to the fourth lowest income tax rate applicable to individuals (28%) on payments of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

      (1) Failure to Furnish TIN. If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

      (2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

      (3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

      (4) Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requestor may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.